UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

        ‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

     75 Ninth Avenue, New York, New York  10011

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 366-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On August 26, 2014, ‘mktg, inc.’ (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated as of May 27, 2014 (the “Merger Agreement”), by and among the Company, Aegis Lifestyle, Inc., a Delaware corporation (“Aegis”), and Morgan Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Aegis (“Merger Sub”), pursuant to which Merger Sub will, subject to the terms and conditions set forth therein, merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Aegis; (ii) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”); and (iii) a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies to adopt the Merger Agreement.

The proposal to adopt the Merger Agreement was approved by the Company’s stockholders, receiving the affirmative vote of (i) 100% of the Company’s outstanding shares of Series D Convertible Participating Preferred Stock (“Series D Preferred Stock”), (ii) approximately 99.9% of the shares of the Company’s Common Stock cast at the Special Meeting, and (iii) approximately 76.5% of the shares of the Company’s Common Stock outstanding, as follows:

For		Against		Abstain		Broker Non-Votes
Common	Preferred	Common	Preferred	Common	Preferred	Common	Preferred
7,553,264	1,911,054	625	0	2,500	0	3,172	N/A

The proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement was approved by the Company’s stockholders, receiving the affirmative vote of (i) 100% of the Company’s outstanding shares of Series D Preferred Stock, (ii) approximately 99.9% of the votes cast at the Special Meeting (with the shares of Series D Preferred Stock voting together with the shares of Common Stock as a single class on an as-converted to Common Stock basis on the Compensation Proposal), and (iii) approximately 73.6% of the shares of the Company’s Common Stock outstanding, as follows:

For		Against		Abstain		Broker Non-Votes
Common	Preferred	Common	Preferred	Common	Preferred	Common	Preferred
7,269,611	4,066,072(1)	278,628	0	8,150	0	3,172	N/A

(1) Voting on an as-converted to Common Stock basis.

Because there were sufficient votes from the Company’s stockholders to adopt the Merger Agreement, the proposal to adjourn the Special Meeting to solicit additional proxies to adopt the Merger Agreement was moot and not voted upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 26, 2014

‘mktg, inc.’

By:	/s/ Paul Trager
Paul Trager Chief Financial Officer